SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM  8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2004 (September 3, 2004)

Burzynski Research Institute, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-23425	76-0136810
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9432 Old Katy Road, Suite 200
Houston, Texas  77055

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (713) 335-5697

Item 8.01               Other Events

On September 7, 2004, Burzynski Research Institute, Inc., a Delaware corporation (“BRI”), announced that the United States Food and Drug Administration (FDA) has granted orphan drug designation to Antineoplastons A10 and AS2-1 for the treatment of brain stem glioma.  The press release announcing the designation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 9.01 of this report (including the Exhibit described in Item 9.01 as furnished with this report) is being furnished, not filed, pursuant to Regulation FD.  Accordingly, the information in Item 9.01 of this report will not be incorporated by reference into any registration statement filed by BRI under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in Item 9.01 of this report is not intended to, and does not, constitute a determination or admission by BRI that the information in Item 9.01 of this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of BRI or any of its affiliates.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits

99.1         Press Release, dated September 7, 2004, “Burzynski Research Institute Receives Orphan Drug Designation for Antineoplastons A10 and AS2-1 for Treatment of Brain Stem Glioma.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BURZYNSKI RESEARCH INSTITUTE, INC.

Date: September 7, 2004	By:	/s/ Stanislaw R. Burzynski
Stanislaw R. Burzynski
President, Secretary, Treasurer (Chief Financial Officer) and Chairman of the Board of Directors

INDEX TO EXHIBITS

Exhibit No.	Description

*99.1	Press Release, dated September 7, 2004, “Burzynski Research Institute Receives Orphan Drug Designation for Antineoplastons A10 and AS2-1 for Treatment of Brain Stem Glioma.”

*              Furnished herewith